Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Rex S. Jackson, Chief Financial Officer of Gigamon Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

1.
The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, to which this Certification is attached as Exhibit 32.2 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 February 24, 2017

By:	/s/ Rex S. Jackson
Name:	Rex S. Jackson
Title:	Chief Financial Officer